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                                                                    Exhibit 99.1
                                    FORM OF

                             LETTER OF TRANSMITTAL

                           RIVERSTONE NETWORKS, INC.
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
                  Name and Address of Holder of Option                      (     )          -
  Fill in your phone number, and if there is any error in the name or      ---------------------------------------------
address shown below, please make the necessary corrections at the right.    Daytime Phone
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                                                                            Print Name (if incorrect at the left)

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                                                                            Address of Offeree (if incorrect at the left)

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     The Rescission Offer will expire at 2:00 p.m. Santa Clara, California time on _______________, 2001 (the "Expiration
Date"). If you wish to accept the Rescission Offer in whole or part, this Letter of Transmittal must be completed, signed, and submitted to Mellon Investor Services together with the certificates for the options to be repurchased at one of the following addresses, and received no later than 2:00 p.m. Santa Clara, California time on the Expiration Date:

   By Registered or Certified Mail:            By Hand Delivery:                          By Overnight Carrier:

           P.O. Box 3301                      120 Broadway-13th Fl.               85 Challenger Road - Mail Drop-Reorg.
     South Hackensack, NJ 07606                New York, NY 10271                       Ridgefield Park, NJ 07660
   Attn: Reorganization Department       Attn: Reorganization Department             Attn: Reorganization Department

                                        TELEPHONE INQUIRIES: 1-800-550-8475

     The method of delivery is at the option and risk of the holder of the option. Delivery will be deemed effective only when received. If the Letter of Transmittal and option certificates are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope with the address for mail deliveries is enclosed.

     Any acceptance or rejection of the Rescission Offer, in whole or in part, may be withdrawn at any time prior to 2:00 p.m. Santa
Clara, California time on the Expiration Date by (i) sending a letter of withdrawal to Mellon Investor Services that is received prior to 2:00 p.m. California time on the Expiration Date which clearly specifies your name, the grant date, the exercise price and number of underlying shares of the Option to be withdrawn, or (ii) by completing and submitting a new Letter of Transmittal that is received by Mellon Investor Services prior to 2:00 p.m. California time on the Expiration Date.

     Please complete the table below, indicating the options to purchase common stock of Riverstone that you hold that were granted prior to February 22, 2001 and whether you wish to accept or reject the Rescission Offer with respect to any of such grants. For your convenience, the first columns of the table below have been completed for you. If you believe that the information in these columns is inaccurate or incomplete, please contact Mellon Investor Services immediately at 1-800-550-8475. You may accept the
Rescission Offer in part to the extent that you hold multiple option grants represented by different option certificates. However, you must make one determination to accept or reject the Rescission Offer with respect to each individual option grant represented by one option certificate. You must surrender the certificates evidencing the options with respect to which you wish to accept the
Rescission Offer by sending them with this Letter of Transmittal to Mellon Investor Services. If your certificates have been lost, stolen, misplaced or destroyed, contact Mellon Investor Services for instructions at 1-800-550-8475.
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
                                                                                     (4)                      (5)
                                                                              Mark an X in this        Mark an X in this
                                 (2)                     (3)                 column if you accept     column if you reject
         (1)               Number of Shares           Per Share              the Rescission Offer     the Rescission Offer
 Date of Option Grant      Underlying Option        Exercise Price             for this Option          for this Option
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                       Include certificates for any options to be purchased with this Letter of Transmittal.

                     This Letter of Transmittal will not be effective if it is not signed on the reverse side.
                                                                                                                 Please Continue-->
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Ladies and Gentlemen:

     By execution hereof, the undersigned acknowledges receipt of a final prospectus dated ___________, 2001 (the "Prospectus") of Riverstone Networks, Inc. ("Riverstone"), and an Offer to Repurchase Options dated ______, 2001 (the "Offer to Repurchase Options"), which together with this letter of transmittal (the "Letter of Transmittal"), constitute Riverstone's offer to repurchase outstanding options to purchase shares of Riverstone's common stock granted under Riverstone's 2000 Equity incentive Plan prior to February 22, 2001 to persons residing in California at the time of grant (the "Rescission Offer") on the terms and subject to the conditions set forth herein, in the Offer to Repurchase Options and in the Prospectus. This Rescission Offer must be accepted or rejected by 2:00 p.m. Santa Clara, California time on ________, 2001 (the "Expiration Date").

     The undersigned hereby represents and warrants that he or she is the beneficial owner of the options listed in the table on the front of this Letter of Transmittal (the "Options") and that such Options have not been transferred by the undersigned in whole or in part to any other party. The undersigned represents and warrants that the undersigned has full power and authority to elect to accept or reject the Rescission Offer with respect to the Options.

     The undersigned hereby accepts the Rescission Offer of Riverstone to repurchase each Option as is indicated in the table on the front of this Letter of Transmittal with an "X" in the fourth column of the row of such table describing such Option and agrees to transfer such Option to Riverstone free and clear of any liens effective as of the Expiration Date for the price described in the Prospectus and the Offer to Repurchase Options. The undersigned hereby agrees, upon request of Riverstone, to execute and deliver any additional documents deemed by Riverstone or Mellon Investor Services to be necessary or desirable to complete the repurchase by Riverstone of the Options with respect to which the undersigned accepts the Rescission Offer.

     The undersigned hereby rejects the Rescission Offer of Riverstone to repurchase each Option as is indicated in the table on the front of this Letter of Transmittal with an "X" in the fifth column of the row of such table describing such Option. The undersigned further acknowledges that the Rescission Offer shall be deemed to be rejected for any option for which the Rescission Offer is not properly accepted by 2:00 p.m. Santa Clara, California time on the Expiration Date.

     The undersigned understands that the election to accept or reject the Rescission Offer pursuant to the procedures described in the Prospectus, the Offer to Repurchase Options and in this Letter of Transmittal will continue a binding agreement between the undersigned and Riverstone upon the terms and subject to the conditions of the Rescission Offer. All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.

     If the undersigned has previously submitted a Letter of Transmittal, the undersigned agrees that this Letter of Transmittal, if properly executed and submitted, shall be deemed to replace the prior Letter of Transmittal and that any indications on the prior Letter of Transmittal shall be considered withdrawn.

     The undersigned acknowledges that the price that the Company will pay for options repurchased pursuant to the Rescission Offer is 20% of the option exercise price per share multiplied by the number of shares subject to the option plus interest at the rate of ten percent (10%) per annum from the initial grant date of the applicable option being repurchased through the Expiration Date of the Rescission Offer. The undersigned further acknowledges that the acceptance of the Rescission Offer has tax consequences, including withholding requirements for payments to repurchase options, and that, while the Prospectus includes a summary of certain material federal income tax consequences of the Rescission Offer, that summary is not a complete analysis or discussion of all potential tax effects of the Rescission Offer. The undersigned understands that he or she is urged to consult a tax advisor as to the specific tax consequences of the Rescission Offer, including the applicable federal, state, local and foreign tax consequences to him or her of the Rescission Offer, tax return reporting requirements, withholding requirements, and the effect of any proposed changes in the tax laws.

     THE UNDERSIGNED ACKNOWLEDGES THAT TO THE EXTENT THE UNDERSIGNED ACCEPTS THE RESCISSION OFFER FOR OPTIONS, THE UNDERSIGNED WILL CEASE TO HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE OPTIONS AND ANY SUBSEQUENT APPRECIATION IN THE VALUE OF THE SHARES UNDERLYING SUCH OPTIONS.


Signature of Offeree                                                       Dated
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